CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #41 to the Registration Statement on Form N-1A of the Quantitative Group of Funds and to the use of our reports dated May 20, 2009 on the financial statements and financial highlights of the Quantitative Group of Funds. Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 31, 2009